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                                                                 Exhibit 10.24

                     PERFORMANCE-BASED COMPENSATION PROGRAM
                                       OF
                               KEMPER CORPORATION

                              SECTION 1 -- PURPOSE

1.1 The Performance-Based Compensation Program of Kemper Corporation (the "Plan") is designed to attract and retain the services of executive officers of the Corporation as well as other officers and key management personnel of the Corporation and its Subsidiaries. The Plan shall become effective as of January 1, 1994, subject to approval by stockholders in the manner required by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

                            SECTION 2 -- DEFINITIONS

2.1 For purposes of this Plan, the following terms shall have the following meanings:

          (a) "Award" means a grant made to a Participant pursuant to Section 4 of this Plan.

          (b) "Board of Directors" means the Board of Directors of the Corporation.

          (c) "Compensation Committee" or "Committee" means the Committee on Compensation and Organization of the Board of Directors.

          (d) "Corporation" means Kemper Corporation.

          (e) "Covered Employees" means Participants who the Committee anticipates will be "covered employees" for purposes of Code Section 162(m) for the applicable Plan Year.

          (f) "Participant" means an employee of the Corporation or of a Subsidiary who has been designated by the Committee as eligible to receive an Award pursuant to the Plan for the Plan Year.

          (g) "Plan Year" means the calendar year.

          (h) "Subsidiary" means (i) any corporation, domestic or foreign, more than 50 percent of the voting stock of which is owned or controlled, directly or indirectly, by the Corporation; or (ii) any partnership, more than 50 percent of the profits interest or capital interest of which is owned or controlled, directly or indirectly, by the Corporation; or (iii) any other legal entity, more than 50 percent of the ownership interest, such interest to be determined by the Committee, of which is owned or controlled, directly or indirectly, by the Corporation.

                           SECTION 3 -- PARTICIPATION

3.1 The Committee shall designate Participants for each Plan Year from among the executive officers of the Corporation and other officers and key management personnel of the Corporation and its Subsidiaries.

                              SECTION 4 -- AWARDS

4.1 For each Plan Year, the Committee shall approve performance-based goals for each of the Corporation and its Subsidiaries, or units thereof. Based upon such goals, the Committee shall grant annual incentive bonuses and long-term stock awards (collectively, the "Awards") to Participants. The Committee may, subject to the provisions of Section 4.2 hereof, impose additional conditions on such Awards and may, in its discretion, vary the amount to be paid pursuant to such Awards at any time in its sole discretion.

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4.2 With respect to Covered Employees:

          (a) the Committee shall base Awards solely on one or more objective performance goals which are established in writing by the Committee, unless otherwise permitted under Reg. Section 1.162-27(h), while the outcome is substantially uncertain;

          (b) the performance goals which must be attained in order for payments to be made under the Plan shall be based upon business criteria which have been disclosed to the Corporation's stockholders;

          (c) no payments may be made under the Plan until the Committee has certified in writing (e.g., in its minutes) that the performance goals upon which Awards are based have been attained;

          (d) the annual incentive bonus payable to a Covered Employee for a Plan Year may not exceed $3,000,000 and the maximum number of shares of Corporation stock which may be granted to a Covered Employee hereunder is 100,000 shares;

          (e) the Committee, to the extent consistent with the requirements of Code Section 162(m), may make adjustments to Awards to reflect extraordinary gains or losses of the Corporation or its Subsidiaries, or similar events; and

          (f) the Committee may, in its sole discretion, reduce the amount otherwise payable to a Covered Employee at any time prior to the payment of the Award to the Covered Employee.

                 SECTION 5 -- ELIGIBILITY FOR PAYMENT OF AWARDS

5.1 A Participant shall receive payment of an Award if he or she remains employed by the Corporation or its Subsidiaries through the end of the applicable Plan Year, or such other date the Committee may prescribe.

               SECTION 6 -- FORM AND TIMING OF PAYMENT OF AWARDS

6.1 Awards may be paid, in whole or in part, in cash, in the form of grants of stock-based awards made under the Corporation's 1993 Senior Executive Long-Term Incentive Plan, as amended from time to time, or any successor plan, or in any other form prescribed by the Committee, and may be subject to such additional restrictions as the Committee, in its sole discretion, shall impose.

6.2 Awards shall be paid at such time as the Committee may determine.

                          SECTION 7 -- ADMINISTRATION

7.1 The Plan shall be administered by the Compensation Committee.

7.2 Subject to the provisions of the Plan, the Committee shall have exclusive power to determine the amounts that shall be available for Awards each Plan Year and to establish the guidelines under which the Awards payable to each Participant shall be determined.

7.3 The Committee's interpretation of the Plan, grant of any Award pursuant to the Plan, and all actions taken within the scope of its authority under the Plan, shall be final and binding on all Participants (or former Participants) and their executors.

7.4 The Committee shall have the authority to establish, adopt or revise such rules or regulations relating to the Plan as it may deem necessary or advisable for the administration of the Plan.

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                     SECTION 8 -- AMENDMENT AND TERMINATION

8.1 The Board of Directors may amend any provision of the Plan at any time; provided that no amendment which requires stockholder approval in order for Awards to be paid pursuant to the Plan to be deductible under Section 162(m) of the Code may be made without the approval of the stockholders of the Corporation. The Board of Directors shall also have the right to terminate the Plan at any time.

                           SECTION 9 -- MISCELLANEOUS

9.1 The fact that an employee has been designated a Participant shall not confer on the Participant any right to be retained in the employ of the Corporation or one or more of its Subsidiaries, or to be designated a Participant in any subsequent Plan Year.

9.2 No Award under this Plan shall be taken into account in determining a Participant's compensation for the purpose of any group life insurance or other employee benefit plan unless so provided in such benefit plan.

9.3 This Plan shall not be deemed the exclusive method of providing incentive compensation for an employee of the Corporation and its Subsidiaries, nor shall it preclude the Committee or the Board of Directors from authorizing or approving other forms of incentive compensation.

9.4 All expenses and costs in connection with the operation of the Plan shall be borne by the Corporation and its Subsidiaries.

9.5 The Corporation or any Subsidiary making a payment under this Plan shall withhold therefrom such amounts as may be required by federal, state or local law, and the amount payable under the Plan to the person entitled thereto shall be reduced by the amount so withheld.

9.6 The Plan and the rights of all persons under the Plan shall be construed and administered in accordance with the laws of the State of Illinois to the extent not superseded by federal law.

9.7 A Participant's rights and interests in any Awards may not be assigned or transferred except by will or by the laws of descent and distribution. In the event of the death of a Participant, any payment due under this Plan shall be made to his or her estate.